UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

BORGWARNER INC.
_______________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 17, 2020, BorgWarner Inc. (the "Company") announced the early tender results of its previously announced (i) offer to exchange (the "Exchange Offer") any and all (to the extent held by eligible holders) of the approximately $800 million aggregate principal amount of the outstanding 5.00% Senior Notes due 2025 (the "DT Notes") of Delphi Technologies PLC ("Delphi Technologies") for a series of newly-issued notes of the Company (the "BorgWarner Notes") and (ii) related consent solicitation (the "Consent Solicitation") being made by the Company on behalf of Delphi Technologies to adopt certain proposed amendments (the "Amendments") to the DT Notes and the indenture governing the DT Notes (the "DT Indenture") that would eliminate substantially all of the restrictive covenants and events of default (other than payment-related events of default and an event of default regarding a guarantor’s consolidation, merger or transfer or lease of all or substantially all of its assets) and the covenant relating to a change of control triggering event in respect of Delphi Technologies.

Based on the early tenders as of 5:00 p.m., New York City time, on September 16, 2020, the requisite number of consents have been received to adopt the Amendments with respect to the DT Notes. Delphi Technologies has entered into a supplemental indenture with respect to the DT Indenture implementing the Amendments. The supplemental indenture became effective upon its execution and delivery, but the Amendments will not become operative until settlement of the Exchange Offer.

The Exchange Offer and Consent Solicitation were commenced in connection with the Company’s proposed acquisition of Delphi Technologies (the "Transaction") and are being made pursuant to the terms and subject to the conditions set forth in an offer to exchange and consent solicitation statement dated September 2, 2020. The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on October 1, 2020 (the "Expiration Date"), unless extended or earlier terminated by the Company, and are conditioned upon, among other things, the consummation of the Transaction, which is expected to occur in 2020. As a result, the Expiration Date may be extended one or more times.

A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release dated September 17, 2020
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: September 17, 2020	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary